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                                                                    EXHIBIT 99.2

                              FIFTH AMENDMENT TO
                           ASSET PURCHASE AGREEMENT


          This Fifth Amendment to Asset Purchase Agreement (this "Amendment") is made as of July 31, 2000, to that certain Asset Purchase Agreement, dated as of May 3, 2000, as amended by an Amendment dated as of June 5, 2000, a Second Amendment dated as of June 9, 2000, a Third Amendment dated as of July 10, 2000 and a Fourth Amendment dated as of July 26, 2000 (the "Agreement"), by and among SYSTEM SOFTWARE ASSOCIATES, INC., a Delaware corporation, GORES TECHNOLOGY GROUP, a California corporation, and SSA ACQUISITION CORPORATION, a Delaware corporation.

          WHEREAS, the parties thereto have entered into the Agreement and now desire to further amend certain provisions of the Agreement.

          NOW, THEREFORE, IT IS HEREBY AGREED, by and among the parties hereto, as follows:

          1.  Defined Terms. Any capitalized terms used but not defined herein
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shall have the meaning set forth in the Agreement.

          2.  Amendments to the Agreement.
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          (a) Subparagraph (a) of Section 1.06 of the Agreement is amended by deleting that subparagraph in its entirety and substituting the following in place thereof.

          "(a) In consideration for the Acquired Assets, the Purchaser shall pay to Seller at the Closing (i) cash by wire transfer in an amount determined pursuant to the first sentence of Section 1.06(b) below (the "Cash Proceeds") plus
     (ii) a number of shares equal to 20% of Purchaser's common stock, par value $.01 per share, to be outstanding immediately after the Closing (the "Stock Proceeds") plus
     (iii) the Seller Rights (as defined in Section 9.01 below) (the Seller Rights together with the Cash Proceeds and the Stock Proceeds, the "Purchase Price"). Seller recognizes the percentage of common stock to be issued to Seller pursuant to clause (ii) hereof will be adjusted if warrants are issued to the Investor; and provided further that Seller shall be required to transfer the Dilution Amount (as defined in Section 9.01 below), if any, to Purchaser if a Dilution Event (as defined in Section 9.01 below) occurs."

          (b) Section 1.07 of the Agreement is amended by deleting the last two sentences in their entirety and adding the following sentences at the end of such Section:

          "If the Closing occurs or if the Closing does not occur for any reason other than as set in Section 7.02(b), the Deposit, together with any interest earned thereon, shall be returned to the Purchaser. If the Closing does not occur for a
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     reason set forth in Section 7.02(b), the Deposit, together with any interest earned thereon, shall be paid to Seller."

          (c) Clause (3) of Section 2.02 is hereby amended by deleting the phrase "less the Deposit".

          (d) The defined term "Investor" in Section 9.01 of the Agreement is amended and restated to read as follows:

          "Investor" means an entity to be formed by Cerberus Partners L.P. (on behalf of various funds and accounts managed by it)."

          (e) Item 3 of Schedule 1.04 is hereby amended to read as follows:

          "All expenses and obligations of Seller incurred in the ordinary course of business after the Petition Date and prior to the Closing Date but unpaid as of the Closing Date, so long as payment of amounts so incurred plus the amount required to retire the DIP Financing (without regard to the fees and expenses of the lenders referred to in Section 1.06(b)(i)(c)) does not exceed $11,740,000, it being understood that notwithstanding anything to the contrary contained herein or in any document approved by the Bankruptcy Court: (i) the Assumed Liabilities shall not include any unpaid fees, expenses or other amounts owed by the Seller to Gores, or any affiliate thereof; (ii) the Assumed Liabilities shall not include any fees or expenses owed to professionals retained by Seller's estate pursuant to Sections 330 or 506 of the Bankruptcy Code or otherwise, regardless of whether the payment of such fees and expenses would have been provided for by the existing $400,000 `carveout' contained in the existing DIP loan facility provided to the Seller by Foothill Capital Corporation and Ableco Finance LLC (the "DIP Lenders"), and the DIP Lenders shall have no further obligation for the payment of any such professional fees and expenses; (iii) the Purchaser shall be responsible for the payment of up to the first $100,000 in fees and expenses awarded by the Bankruptcy Court, after notice and a hearing, to Manchester Companies, Inc., but shall have no obligation for any fees or expenses awarded by the Bankruptcy Court which exceed this $100,000 amount; and
     (iv) the Assumed Liabilities shall not include any amounts owing to employees on account of unpaid prepetition compensation, vacation pay, unpaid benefits, or unpaid reimbursed expenses, even if said claims would be considered priority claims under the relevant provisions of the Bankruptcy Code, subject to the statutory dollar limitations contained therein.

          3. Waivers. (a) Gores hereby waives all unpaid fees, expenses or other
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amounts that may be owed to it by Seller.

          (b) The parties hereby acknowledge that the Acquired Assets include a loan in the approximate principal amount of $250,000 from Seller to Joe Skadra (the "Skadra Loan"). Purchaser hereby agrees that, if requested by Seller, Purchaser will release, discharge and forgive

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all amounts owed under the Skadra Loan on such terms and conditions as may be requested by Purchaser.

          4.   Administrative Assistance. Purchaser agrees to provide to Seller,
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at no cost to Seller and during regular business hours, such assistance from the officers, employees and agents of Purchaser (including, without limitation, employees of Gores) in the administration and "wind down" of the Seller's bankruptcy estate, as may be reasonably requested by Seller or the Seller's Committee of Unsecured Creditors (the "Creditors Committee"), to the extent such assistance does not unreasonably interfere with Purchaser's business and operations or result in unreasonable cost. Such assistance shall include, without limitation:

               (i) furnishing information required and assisting the Seller and its counsel in their preparation of financial reports, tax returns, and other requisite filings, including monthly bankruptcy reports, SEC filings and any other report required to be filed by the Seller (including any amendment or supplement required to the schedules or statement of financial affairs);

               (ii) furnishing (to the extent reasonably available) information relating to, and making available former Seller employees who have information that would assist Seller in its evaluation and resolution of, scheduled and filed claims;

               (iii) advising and consulting with the Seller or the Creditor's Committee, as the case may be, in connection with their preparation of a plan of liquidation or reorganization; and

               (iv) general use of available space at Purchaser's premises in Chicago by a single officer/employee of Seller (but not a designated office), together with related office services such as secretarial services (but not a dedicated secretary) and telephone and fax services.

          Notwithstanding the foregoing, nothing in this paragraph 4 shall require Purchaser (a) to retain or otherwise pay for any professionals or other third party service providers, other than persons made available to Purchaser pursuant to the Management Agreement between Purchaser and Gores, or (b) to allocate personnel solely or primarily to perform the functions listed above.

          5. In the event that the Closing occurs on July 28, 2000 but the payment of the Obligations (as defined in that certain "payoff" letter dated as of July 31, 2000 between Seller, Purchaser and Foothill Capital Corporation) occurs after the Closing, all interest accruing on the Obligations from July 28, 2000 through the date of such payment shall be paid by Purchaser.

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          6.   Effect on the Agreement. Except as specifically set forth herein,
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the Agreement shall remain in full force and effect.  In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall govern.

          7.   Governing Law.  This Amendment shall be governed by the laws of
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the State of Delaware without regard to the conflict of laws of the State of
Delaware or any other jurisdiction.

          8.   Counterparts.  This Amendment may be executed in two or more
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counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Amendment shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                              SYSTEM SOFTWARE ASSOCIATES, INC.



                              By: /s/ Kirk Isaacson
                                  -------------------------------
                              Name: Kirk Isaacson
                                    -----------------------------
                              Title: Vice President
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                              GORES TECHNOLOGY GROUP (for purposes of Article 4
                              of the Asset Purchase Agreement and Paragraph 3
                              (a) hereof)


                              By: /s/ David McGovern
                                  ----------------------------------
                              Name: David McGovern
                                    --------------------------------
                              Title: Vice President
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                              SSA ACQUISITION CORPORATION


                              By: /s/ Catherine B. Scanlon
                                  ----------------------------------
                              Name: Catherine B. Scanlon
                                    --------------------------------
                              Title: Vice President and Chief Financial Officer
                                     -------------------------------------------

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